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                                                                     EXHIBIT 8.2


                                     January 7, 1999


Van Kasper & Company
600 California Street, Suite 1700
San Francisco, California  94111


          Re: Registration Statement on Form S-4
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Ladies and Gentlemen:

          We have acted as special counsel to Van Kasper & Company ("Company") in connection with the preparation of a Registration Statement on Form S-4 filed by First Security Corporation ("Parent") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), on January 7, 1999 (the "Registration Statement"), with respect to the Amended and Restated Agreement and Plan of Merger, dated December 16, 1998, among Parent, a Delaware corporation, First Security Capital Markets, Inc., a Utah corporation and direct, wholly-owned subsidiary of Parent, Van Kasper Acquisition Corporation, a Utah corporation and direct wholly-owned subsidiary of Parent, and Company, a California corporation.

          Capitalized terms used but not otherwise defined herein shall have the same meanings as set forth in the Registration Statement.

          We hereby confirm that, although the discussion set forth in the Registration Statement under the heading "Certain Federal Income Tax Consequences" does not purport to discuss all possible United States federal income tax consequences applicable to the Merger, in our opinion such discussion constitutes, in all material respects, a fair and accurate summary of the United States federal income
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Van Kasper & Company
January 7, 1999
Page 2

tax consequences generally applicable to a Van Kasper Shareholder who participates in the Merger, based upon current law. There can be no assurances that any of the opinions expressed herein will be accepted by the Internal Revenue Service, or if challenged, by a court.

          We hereby consent to the use of this opinion in connection with the Registration Statement. We also consent to the use of our name under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.


                              Very truly yours,

                              /s/ Skadden, Arps, Slate, Meagher & Flom LLP